Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-249984) and Forms S-8 (No. 333-189135, No. 333-217878, No. 333-279975 and No. 333-279976) of Acacia Research Corporation of our report dated April 29, 2024, relating to the consolidated financial statements of Revolution II WI Holding Company, LLC, appearing in Acacia Research Corporation’s Current Report on Form 8-K/A filed July 3, 2024.

/s/ BDO USA, P.C.
Houston, Texas

July 3, 2024